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                                                                      Exhibit 21


                          INTERSTATE/JOHNSON LANE, INC.
                              List of Subsidiaries
                               September 30, 1997
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

                                                                                      Percentage of
                                                                State in            voting securities
                         Name                              which Incorporated             owned

Interstate/Johnson Lane Corporation                          North Carolina                100%
ISC Realty Corporation                                       North Carolina                100
IJL Capital Management, Inc.                                 North Carolina                100
ISC Futures Corporation                                      North Carolina                100
The Johnson, Lane, Space, Smith Corporation                     Georgia                    100
IJL Financial, Inc.                                          North Carolina                100
IJL Holdings, Inc.                                           North Carolina                100
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